EXHIBIT 10.5
                                    EXHIBIT D

                         CYBERSTATION LICENCE AGREEMENT


                  THIS AGREEMENT made as of the 16th day of February, 1999


BETWEEN:


                  CYBERSTATION LIMITED, a corporation organized and existing under the laws of St. Kitts

                  (the "Company")

                                     - and -


                  CYBERSTATION COMPUTERS & SUPPORT INC., a corporation organized and existing under the laws of the Province of Ontario

                  ("Cyberstation")



                  WHEREAS PlayStar Wyoming Holding Corp., Cyberstation, the Company and Joseph Alves and Alicia Da Conceicao have entered into an agreement made as of the 2nd day of January, 1999 (the "Master Agreement"), to which this Agreement forms Exhibit "D";

                  AND WHEREAS the Company is engaged in the business of developing proprietary software, systems and services used to provide electronic commerce solutions that enable businesses to sell products and services on the Internet;

                  AND WHEREAS the Company is the sole and exclusive owner of all rights, titles and interest (including all patents, copyrights, trademarks, service marks, trade names and trade secret rights) and to all software, documentation, computer programs and the like comprising the intellectual property and technology developed and used in the Business;

                  AND WHEREAS, pursuant to Section 3.1 of the Master Agreement, at Closing, the Company is to enter into this Agreement with Cyberstation;

                  NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration set forth in the Master Agreement and in the Shareholders Agreement, the Parties hereto covenant and agree as follows:

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                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. Where used herein or in any amendment or supplement hereof, unless the context otherwise requires, the words and phrases with initial capitals set forth below will have the meanings so set forth therein.

                  "AGREEMENT" means this Agreement, including the Exhibits and Schedules to this Agreement as amended or supplemented from time to time; and the expressions "ARTICLE", "SECTION", or "SUBSECTION", "SCHEDULE" and "EXHIBIT" followed by a number or letter means and refers to the specified Article, section, subsection, Schedule or Exhibit of this Agreement;

                  "BUSINESS" means the business carried on by the Company and Cyberstation at the Closing Date (as such term is defined in the Master Agreement) which primarily involves the business of developing proprietary software, systems and services used to provide electronic commerce solutions that enable businesses to sell products and services on the Internet;

                  "BUSINESS DAY" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto;

                  "CANADIAN DOLLARS" means the lawful currency of Canada;

                  "COMPANY INTELLECTUAL PROPERTY" means (i) all existing Intellectual Property, the title to which is owned by the Company; and (ii) all Intellectual Property hereafter acquired or developed by the Company, the title to which is owned by the Company, excluding the Company Software, excluding any trade-marks or trade names in that Schedule;

                  "COMPANY SOFTWARE" means all existing Software (including, without limitation, the Cash Engine, Mail Engine, Post Engine, MP3 Engine and Bank Engine software applications) and all Software hereafter acquired or developed by the Company, the title to which is owned by the Company, including the Software identified in Schedule 4.1(8)(a) to the Master Agreement;

                  "DESIGNATED TERRITORY" means the world except for the countries and geographic territories identified in Schedule
                  1.1 to the Master Agreement;

                  "HARMFUL CODE" means any code or programming instructions that are constructed with the ability to damage, interfere with, or otherwise adversely affect computer programs, data files or hardware without consent or intent of the computer user. This definition includes, but is not limited to, self-replicating and self-propagating programming instructions called viruses or worms;

                  "INTELLECTUAL PROPERTY" means all rights and interests in:

                  (a) all inventions, patents, patent rights and patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs;

                  (b) all copyrights, registrations and applications for copyrights (and all future income from such copyrights);

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                  (c)      all processes, data, trade secrets, designs,
                           know-how, technologies in development, website domains, domain names and related software, user interfaces, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, evaluation software and hardware, formulae and information, manufacturing, engineering and other drawings and manuals, technology, processes, designs, lab journals, note books, data, blueprints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar material recording or evidencing expertise or information; and

                  (d) all other intellectual and industrial property rights throughout the world, excluding any and all trademark rights

                  "PARTY" means a party to this Agreement and any reference to a party includes its successors and permitted assigns; and "PARTIES" means every Party;

                  "PERSON" is to be broadly interpreted and to include an individual, a corporation, a partnership, a trustee or any unincorporated organization and words importing persons have a similar meaning;

                  "SOFTWARE" means all rights and interests in all computer software, whether in source code, object code, machine readable or human readable forms, and includes all updates, upgrades, improvements and modifications thereto and all associated documentation and technical information;

                  "YEAR 2000 COMPLIANT" has the meaning ascribed thereto in
                  Section 4.1(10) of the Master Agreement.

1.2 HEADINGS. The division of this Agreement into Articles and Sections, the insertion of headings and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 NUMBER AND GENDER. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 BUSINESS DAYS. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.5 STATUTE REFERENCES. Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.6 SCHEDULES. Any schedules to this Agreement which have been duly signed by the Parties hereto shall form part of this Agreement.

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                                    ARTICLE 2
                                GRANT OF LICENCES

2.1               COMPANY SOFTWARE LICENCE

                  (a) The Company hereby grants to Cyberstation an exclusive, irrevocable, perpetual royalty-free licence to fully exploit the Company Software (including, without limitation, the right to use, execute, reproduce, display, advertise or distribute the Company Software in the Designated Territory.

                  (b) Cyberstation shall be entitled to a licence concurrent with this Agreement under any copyright relating to the Company Software to the extent that Cyberstation would otherwise be infringing such copyright by exercising any of the rights granted in subsection 2.1(a). In the event this Agreement survives the term of such copyright, such copyright licence shall terminate upon the expiration of such copyright.

2.2               COMPANY INTELLECTUAL PROPERTY LICENCE

                  (a) The Company hereby grants to Cyberstation an exclusive, irrevocable, perpetual royalty-free licence to fully exploit the Company Intellectual Property (including, without limitation: (a) the right to make, construct and use any invention, patentable or otherwise, and to sell such invention to others to be used; (b) the right to use, reproduce and distribute any works subject to copyright protection; and (c) the right to make, import, sell, rent or offer or expose for sale or rent any industrial design, registrable or otherwise) in the Designated Territory.

                  (b) Cyberstation shall be entitled to a licence concurrent with this Agreement under any patent, industrial design, copyright or other registered intellectual property right owned by the Company to the extent that Cyberstation would otherwise be infringing such patent, industrial design, copyright or registered intellectual property right by exercising any of the rights granted in subsection 2.2(a). In the event this Agreement survives the term of any such patent, industrial design, copyright or registered intellectual property right, any licence thereunder shall terminate upon the expiration of such right.

2.3 SUBLICENSING. Cyberstation may sublicense and authorize others to sublicense any or all of the rights granted to it pursuant to Sections 2.1 and 2.2 above.

2.4 NO TRADE-MARK LICENCE. Nothing in this Agreement shall give Cyberstation any right to use any trade-mark or trade name of the Company. In the event Cyberstation wishes to use any trade-mark or trade name of the Company, Cyberstation and the Company shall enter into a Trade-mark Licence Agreement, the terms and conditions of which shall be mutually agreed upon by the Parties.

2.5               DELIVERY OF COMPANY SOFTWARE TO CYBERSTATION

                  (a) EXISTING COMPANY SOFTWARE. The Company shall provide Cyberstation with a copy of all existing Company Software, in binary formats, and with all associated documentation and technical information required for the effective use thereof.

                  (b) COMPANY SOFTWARE HEREAFTER ACQUIRED OR DEVELOPED. The Company shall provide Cyberstation with a copy of all Company Software hereafter acquired or developed, in binary formats, and with all associated documentation and technical information required for the effective use thereof, immediately upon the request of Cyberstation or in any event, from time to time.


                                    ARTICLE 3
                         MODIFICATIONS AND IMPROVEMENTS

3.1               BY CYBERSTATION

                  (a) TO COMPANY SOFTWARE. Cyberstation hereby assigns all right, title and interest in and to any updates, upgrades, improvements and modifications which Cyberstation hereafter makes to the Company Software, to the Company. The Company acknowledges and agrees that such updates, upgrades, improvements or modifications shall form part of the Company Software licensed to Cyberstation in Article 2 hereof.

                  (b) TO COMPANY INTELLECTUAL PROPERTY. Any updates, upgrades, improvements or modifications made at any time by Cyberstation to the Company Intellectual Property shall be owned by Cyberstation.

3.2 BY COMPANY. Any updates, upgrades, improvements or modifications made at any time by the Company or by another licensee of the Company Software to the Company Software shall be owned by the Company. Any updates, upgrades, improvements or modifications made by the Company to the Company Intellectual Property shall be owned by the Company. The Company acknowledges and agrees that any updates, upgrades, improvements or modifications hereafter made by the Company or by another licensee of the Company Software to the Company Software shall form part of the Company Software licensed to Cyberstation in Article 2 hereof. Similarly, the Company acknowledges and agrees that any updates, upgrades, improvements or modifications hereafter made by the Company to the Company Intellectual Property shall form part of the Company Intellectual Property licensed to Cyberstation in Article 2.

3.3 SHARING OF COMPANY SOFTWARE AND COMPANY INTELLECTUAL PROPERTY WITH PLAYER. Without limiting the scope of the licences granted in Sections 2.1 and 2.2 above, the Company acknowledges and agrees that Cyberstation is entitled to disclose to and share with Players Limited ("Players") (another licensee of the Company Software) any updates, upgrades, improvements or modifications which Cyberstation makes to the Company Software or to the Company Intellectual Property and that Players is entitled to disclose to and share with Cyberstation any updates, upgrades, improvements or modifications which Cyberstation makes to the Company Software or to the Company Intellectual Property. Further, the Company acknowledges and agrees that Players and Cyberstation are entitled to jointly develop updates, upgrades, improvements or modifications to the Company Software or to the Company Intellectual Property. Nothing in this Section 3.3 obligates either Players or Cyberstation to jointly develop any such updates, upgrades, improvements or modifications to the Company Software or to the Company Intellectual Property or to disclose or share any updates, upgrades, improvements or modifications which it makes to the Company Software or to the Company Intellectual Property with one another.

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                                    ARTICLE 4
                                   WARRANTIES

4.1 The Company represents and warrants for the term of this Agreement and for a period of five (5) years from the date of termination of this Agreement as follows:

         (1)      COMPANY SOFTWARE

                  (a) The Company is the exclusive owner of all right, title and interest in and to the Company Software, and the Company has the right to use, execute, reproduce, display or advertise, distribute, exploit, sell, transfer, license or lease, including the right to license the rights set forth in Article 2, to Cyberstation. The Company is in possession of (i) the source code and object code for all Company Software; and (ii) all other documentation and know-how required for the effective use of the Company Software.

                  (b) Except for the rights granted to Cyberstation hereunder and to Players as contemplated in Section
                           3.1 of the Master Agreement, no person other than the Company has any right or interest of any kind or nature in or with respect to the Company Software or any portion thereof including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Company Software or any portion thereof. There has been no disclosure of the Company Software, other than to Cyberstation hereunder and to Players as contemplated in Section 3.1, through the licensing of binery versions of the Company Software.

                  (c) The Company is in possession of all documentation, technical specifications and know-how required to permit Cyberstation to understand, operate, maintain, support and modify the Company Software and use the Company Software for the purposes for which it is intended. All source code for the Company Software is sufficiently documented in the source code to enable a reasonably skilled developer in that environment to understand, modify, compile, maintain, operate, and otherwise utilize all aspect of the related software without reference to other sources of information.

                  (d) To the knowledge of the Company, the Company Software is free from material programming errors and defects of workmanship and materials when maintained and operated in accordance with the Company's documentation and user guides.

                  (e) In no instance has the eligibility of the Company Software for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

                  (f)      The Company Software contains no Harmful Code.

         (2)      COMPANY INTELLECTUAL PROPERTY

                  (a) The Company is the sole registered and beneficial owner of the Company Intellectual Property and has the right to use and license the use of the Company Intellectual Property hereunder.

                  (b) The Company is the only owner of the Company Intellectual Property and is entitled to the exclusive and uninterrupted use of such Company Intellectual Property. No past or present shareholder, officer, director or employee of the Company or Cyberstation or any third party has any right, title or interest in any of the Company

                           Intellectual Property of Company Software, with the exception of any rights granted to Players as contemplated in Section 3.1 of the Master Agreement. All such Persons have waived their moral rights in any copyright works within the Company Intellectual Property and the Company Software.

                  (c) No Person has challenged the validity of the Company Intellectual Property or the Company's rights to, title to or interest in any of the Company Intellectual Property.

                  (d) Neither the use of the Company Intellectual Property has infringed or currently infringes upon the industrial or intellectual property rights of any other Person.

                  (e) No other Person has infringed the Company's rights to the Company Intellectual Property, and the Company has diligently protected its legal and moral rights to the exclusive use of the Company Intellectual Property, including Intellectual Property relating to the Company Software.

         (3)      YEAR 2000 COMPLIANCE.  The Company Software is Year 2000
                  Compliant.


                                    ARTICLE 5
                              TERM AND TERMINATION

5.1 TERM. This Agreement and the licences granted hereunder shall be effective as of the date first written above and shall continue in perpetuity, unless terminated upon the mutual agreement of the Parties.


                                    ARTICLE 6
                                     GENERAL

6.1               NOTICES

         (1) All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier services that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:

                  IF TO THE COMPANY:

                  Cyberstation Limited
                  6 Horizons Villas
                  Fort Tyson
                  Frigate Bay
                  St. Kitts, WI

                  Attention:        The President
                  Fax:              (869) 466-7668

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                  With a copy (which shall not constitute notice) to:

                  Sereda & Sereda
                  1 First Canadian Place
                  100 King Street West
                  P.O. Box 160, Suite 700
                  Toronto, Ontario  M5X 1C7

                  Attention:        Joe Sereda
                  Fax:              (416) 203-0606

                  IF TO CYBERSTATION:

                  Cyberstation Computers & Support Inc.
                  121 Richmond Street West
                  Suite 1104
                  Toronto, Ontario
                  M5H 2G4
                  Attention:        Joseph Alves
                  Fax:              (416) 860-9380

                  With a copy (which shall not constitute notice) to:

                  Sereda & Sereda
                  1 First Canadian Place
                  100 King Street West
                  P.O. Box 160, Suite 700
                  Toronto, Ontario
                  M5X 1C7

                  Attention:        Joe Sereda
                  Fax:              (416) 203-0606

         (2) Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

         (3) Any Party may change its address for receiving notice by giving notice of a new address in the manner provided herein.

6.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.

6.3 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

                                      -8-
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6.4 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

6.5 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each Party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

6.6 WAIVER. A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

6.7 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by either Party without the prior written consent of the other Party. This Agreement may be assigned by either Party (i) upon notice to the other Party; and (ii) subject to the new assignee agreeing to the terms and conditions of this Agreement. This Agreement shall be binding upon the parties hereto, and their successors and permitted assigns.

6.8 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, by facsimile or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.


                                CYBERSTATION LIMITED


                                By:
                                   ---------------------------------------------
                                   Stuart Brazier, Authorized Signing Officer


                                CYBERSTATION COMPUTERS & SUPPORT INC.


                                By:
                                   ---------------------------------------------
                                   Joseph Alves, President


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